EXHIBIT 99.1



FUTUREIT INC. SHARES TO BE INCLUDED IN UPCOMING TENDER FOR SALE OF DATASAFE'S ASSETS


LOD, Israel, December 17 -- FutureIT Inc., a leading provider of software solutions for the automated and effective management of Microsoft SQL servers, today announced that the trustee assigned to DataSafe Group Ltd. (as a part of its stay in proceedings - an equivalent to Chapter 11 of the United States Bankruptcy Code) notified FutureIT Inc. that he is issuing a tender to sell DataSafe's assets, including both DataSafe's 65% share holdings in FutureIT Inc., as well as its loan to FutureIT Inc.. FutureIT Inc. is a public company, traded on the OTC Bulletin Board (FITI.OB).

About FutureIT

FutureIT is engaged in the development, marketing, sale and support of software products that provide easy-to-use comprehensive database management, backup and monitoring solutions for both small and medium sized enterprises, or SMEs, and larger enterprises, running different Microsoft Structured Query Language, or SQL servers, versions 2000, 2005 and 2008, as well as Microsoft SQL Server Desktop Engine, or MSDE and SQL Express.

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:

FutureIT, Inc.
Shmuel Bachar, CEO
+972-8-925-8070 Shmuelb@futureitsoft.com

Sherry Kagan Segal, Marketing and PR Manager,
+972-8-925-8156 sherryks@futureitsoft.com